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                                                                     Exhibit 4.1
                                                                     -----------
                                                                 CERTIFICATE FOR


THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH
IN THE COMPANY'S PROSPECTUS DATED, JANUARY __, 2002 (THE
"PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES
OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN
STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.              RIGHTS


                           PRECISION AUTO CARE, INC.
          Incorporated under the laws of the Commonwealth of Virginia

                           SUBSCRIPTION CERTIFICATE

     Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

                   Subscription Price:  $________ per Share

  VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE
                                  PROSPECTUS)


REGISTERED OWNER:


THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock, $.01 par value per share, of Precision Auto Care, Inc., a Virginia corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE. ANY SIGNATURE GUARANTEE MUST BE IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM.

Dated:  January __, 2002


_______________________________________    ___________________________________
         Louis M. Brown, Jr.                       Frederick F. Simmons
President and Chief Executive Officer      Vice President, General Counsel and
                                           Secretary
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                 DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

   BY FIRST CLASS MAIL OR REGISTERED MAIL, BY HAND AND BY OVERNIGHT DELIVERY

                    American Stock Transfer & Trust Company
                                59 Maiden Lane
                              New York, NY  10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION
THEREOF:

BASIC SUBSCRIPTION PRIVILEGE:

I apply for__________________  shares x $[____________]  =  $________________
           (no. of new shares)         (subscription price)  (amount enclosed)

OVERSUBSCRIPTION PRIVILEGE:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for___________________ shares x $[____________]  =  $________________
           (no. of new shares)         (subscription price)  (amount enclosed)


Total Amount of Check Enclosed  =  $______________

[_] Check or U.S. postal money order payable to American Stock Transfer & Trust Company, as Subscription Agent

[_] Wire transfer directly to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent, at Chase Manhattan Bank, 55 Water Street, New York, New York 10005, ABA #021-000021, Account # 323-212069

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Precision Auto Care, Inc. may exercise its legal remedies against me.

________________________________________________________________________________
Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):________________________________________________________________________

Capacity (Full Title):__________________________________________________________

Taxpayer ID # or Social Security #:_____________________________________________


SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

________________________________________________________________________________
                               (Please Print Name)

________________________________________________________________________________
                              (Print Full Address)

________________________________________________________________________________
                         (Social Security # or Tax ID #)


(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

________________________________________________________________________________
                               (Please Print Name)

________________________________________________________________________________
                              (Print Full Address)

________________________________________________________________________________
                         (Social Security # or Tax ID #)

                         GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature:______________________________________________________________________
                                  (Name of Bank or Firm)

By:_____________________________________________________________________________
                              (Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO "AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT"; (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS; OR (III) IN THE CASE OF PERSONS ACQUIRING SHARES AT AN AGGREGATE SUBSCRIPTION PRICE OF $_________OR MORE, AN ALTERNATIVE PAYMENT METHOD ARRANGED WITH THE SUBSCRIPTION AGENT AND APPROVED BY PRECISION AUTO CARE, INC.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF PRECISION AUTO CARE, INC. SUBSCRIPTION CERTIFICATES CONSULT ROBERT FALCONI, CHIEF FINANCIAL OFFICER OF PRECISION AUTO CARE, INC., (703) 777-9095, OR YOUR BANK OR BROKER WITH QUESTIONS.